                                                                       Exhibit 7

                                SUPPORT AGREEMENT

     THIS SUPPORT AGREEMENT ("Agreement") is made and entered into as of July 27, 2005, by and between the undersigned stockholder of ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Icahn Partners LP, Icahn Partners Master Fund LP, High River Limited Partnership, Viking Global Equities LP and VGI III Portfolio Ltd. (collectively, the "Purchasers").

     The Company has entered into a Rights Agreement (the "Rights Agreement") dated as of July 27, 2005 among the Company and the Purchasers. In Section 5.3 of the Rights Agreement, the Company agrees to hold a stockholders' meeting or solicit the consent of its stockholders to amend the Company's charter documents to expressly state that the Company shall not adopt a "rights" plan (as defined in the Rights Agreement) nor adopt a classified board (the "Amendments").

     The undersigned is a stockholder of the Company and currently has beneficial ownership of that number of shares of common stock listed under his or her signature below. In order to induce the Purchasers to enter into the Rights Agreement and the Purchase Agreement (as defined in the Rights Agreement), the undersigned is entering into this Agreement for the benefit of the Purchasers.

     NOW, THEREFORE, in consideration of the transactions contemplated by the Rights Agreement and the Purchase Agreement and the mutual promises and covenants contained herein, the parties agree as follows:

     1. The undersigned agrees that he intends to, and will, vote (or cause to be voted) all of the shares of capital stock of the Company beneficially owned by the undersigned on the record date for the stockholder meeting or consent (the "Shares") in favor of the Amendments at any meeting of stockholders of the Company at which a vote on the Amendments, or in any other circumstance upon which a vote, consent or other approval with respect to the Amendments, is sought.

     2. The Purchasers acknowledge that the number of Shares may not be equal to the number of shares of capital stock beneficially owned by the undersigned on the date hereof.

     3. The undersigned acknowledges and agrees that the Purchasers could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that the Purchasers, in addition to any other remedy which they may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any state or federal court having appropriate jurisdiction.

     4. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     5. The covenants and obligations set forth in this Agreement shall expire and be of no further force and effect upon the earlier of (a) the termination of the participation rights of the Purchasers as defined in the Rights Agreement under Section 2.7 thereof or (b) the approval of the Amendments by the necessary vote of the Company's stockholders.

     6. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned as of the day and year first above written.

                                         /s/ Evan Levine
                                        ----------------------------------------
                                           Evan Levine
                                        ----------------------------------------
                                               (Please print or type name)

                                        Shares of common stock:  4,194,399
                                                                ----------------

                                         /s/ Matthew Balk
                                        ----------------------------------------

                                           Matthew Balk
                                        ----------------------------------------
                                               (Please print or type name)

                                        Shares of common stock:  3,800,000
                                                                ----------------

                                         /s/ Jason Adelman
                                        ----------------------------------------
                                           Jason Adelman
                                        ----------------------------------------
                                               (Please print or type name)

                                        Shares of common stock:  758,000
                                                                ----------------

                                         /s/ Ross Johnson
                                        ----------------------------------------
                                           Ross Johnson
                                        ----------------------------------------
                                               (Please print or type name)

                                        Shares of common stock:  1,215,064
                                                                ----------------


                                        ICAHN PARTNERS LP


                                        By: /s/ Keith Meister
                                            ------------------------------------
                                        Name: Keith Meister
                                        Title: Authorized Signatory


                                        ICAHN PARTNERS MASTER FUND LP


                                        By:  /s/ Keith Meister
                                            ------------------------------------
                                        Name: Keith Meister
                                        Title: Authorized Signatory


                                        HIGH RIVER LIMITED PARTNERSHIP

                                        By: Hopper Investments, LLC, its general
                                            partner

                                        By: Barberry Corp., its sole member


                                        By: /s/ Edward E. Mattner
                                            ------------------------------------
                                        Name: Edward E. Mattner
                                        Title: Authorized Signatory


                                        VIKING GLOBAL EQUITIES LP


                                        By:  /s/ Brian Smith
                                            ------------------------------------
                                        Name:  Brian Smith
                                              ----------------------------------
                                        Title:  Chief Financial Officer
                                               ---------------------------------


                                        VGE III PORTFOLIO LTD.


                                        By:  /s/ Brian Smith
                                            ------------------------------------
                                        Name:  Brian Smith
                                              ----------------------------------
                                        Title:  Chief Financial Officer
                                               ---------------------------------

                     SIGNATURE PAGE TO THE SUPPORT AGREEMENT